EXHIBIT 99

Contact:                        Diane Huggins

Vice President, Communications

(615) 920-7651

Diane.Huggins@lpnt.net

LIFEPOINT HOSPITALS BECOMES LIFEPOINT HEALTH

New name reflects company’s evolution from hospital operator to provider of comprehensive healthcare services

Brentwood, Tenn., May 11, 2015 — LifePoint Hospitals® (NASDAQ: LPNT), a leading company focused on providing quality healthcare close to home, today announced that it is changing its name to LifePoint Health to reflect its evolution from a community hospital operator to a healthcare company addressing comprehensive needs across the continuum of care. This change coincides with the company’s 16th anniversary.

“LifePoint was founded in 1999 with the mission of Making Communities Healthier,” said William F. Carpenter III, chairman and chief executive officer of LifePoint Health. “In the 16 years since our founding, we have focused on providing quality care close to home. As the needs of our communities have grown and evolved, so has our company. We began by operating community hospitals and, today, our operations have expanded to include physician practices, post-acute services, outpatient services, and wellness and prevention programs that enhance the health and wellbeing of those we serve. Our new name is a fitting reflection of our strategic direction for the future.”

LifePoint Health operates facilities in more than 60 communities in 20 states, including several regional health systems. In addition to its more than 60 hospitals, it owns and operates:

•                  More than 1,100 physician practices;

•                  Nearly 40 post-acute service providers and facilities, including home health and hospice services, long-term care services, nursing homes and assisted living facilities;

•                  More than 30 outpatient centers, including urgent care centers, diagnostic imaging centers, ambulatory surgery centers, and radiation oncology programs.

The company also maintains relationships with more than 4,100 physicians in its communities.

Additionally, LifePoint Health collaborates with and supports community organizations, employers and educational institutions that share its dedication to making communities healthier. This includes partnerships with regional employers to create wellness and occupational health programs, and regional prevention and outreach programs to engage and educate members of its communities.

The company’s Tennessee headquarters, known as the LifePoint Health Support Center to reflect its support of providers and partners across many healthcare and community settings, is home to more than 500 professionals with expertise in every aspect of healthcare operations, including quality care and patient safety, clinical operations, regulatory compliance, government relations and information technology. This multi-disciplinary team provides support and resources to LifePoint system providers, allowing them to navigate the changing healthcare environment, strengthen their services and operations, and prosper.

As its name changes, LifePoint’s mission, vision, values and guiding principles remain the same. The company’s commitment to delivering quality care, growing in both existing and new communities, operating efficiently and cost-effectively, and setting standards of excellence in every facet of leadership and operations will not waver.

About LifePoint Health

LifePoint Health is a leading healthcare company dedicated to Making Communities Healthier®.  Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 20 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to LifePoint Health, Inc. or its affiliates.

Contact:                        Diane Huggins

Vice President, Communications

(615) 920-7651

Diane.Huggins@lpnt.net